                                 SCHEDULE 14A
                                (Rule 14a-101]
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       WILSONS THE LEATHER EXPERTS INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

         ---------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------------


     (5) Total fee paid:

         ---------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

         ---------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

         ---------------------------------------------------------------------


     (3) Filing Party:

         ---------------------------------------------------------------------


     (4) Date Filed:

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 (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                       WILSONS THE LEATHER EXPERTS INC.

                            7401 Boone Avenue North
                        Brooklyn Park, Minnesota 55428

                                                                 April 19, 1999
Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders of Wilsons The Leather Experts Inc., a Minnesota corporation (the "Company"), to be held at The Northland Inn, 7025 Northland Drive, Brooklyn Park, Minnesota, commencing at 10:00 a.m., Central Daylight Time, on Tuesday, May 18, 1999.

  The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

  It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, please complete, sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope as promptly as possible. If you later desire to revoke the proxy, you may do so at any time before it is exercised.

                               Sincerely,

                               /s/ Joel N. Waller

                               Joel N. Waller
                               Chairman of the Board and Chief Executive Officer

                       WILSONS THE LEATHER EXPERTS INC.


                           NOTICE OF ANNUAL MEETING


  The Annual Meeting of Shareholders of Wilsons The Leather Experts Inc., a Minnesota corporation (the "Company"), will be held at The Northland Inn, 7025 Northland Drive, Brooklyn Park, Minnesota, on Tuesday, May 18, 1999, commencing at 10:00 a.m., Central Daylight Time, for the following purposes:

  1. To elect seven directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

  2. To approve and adopt the Wilsons The Leather Experts Inc. Employee Stock Purchase Plan.

  3. To ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending January 29, 2000.

  4. To act upon any other business that may properly be brought before the meeting.

  The Board of Directors of the Company has fixed April 9, 1999 as the record date for the meeting and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting and at any adjournments thereof.

  Your proxy is important to ensure a quorum at the meeting. Please complete, sign, date and return your proxy in the enclosed postage-paid envelope, whether or not you plan to attend the meeting. Your cooperation in promptly signing and returning your proxy will help the Company avoid further solicitation expense. You may revoke the proxy at any time prior to it being exercised, and returning your proxy will not affect your right to vote in person if you attend the meeting and revoke the proxy.

                                          By Order of the Board of Directors,

                                          /s/ Philip S. Garon

                                          Philip S. Garon
                                          Secretary

Brooklyn Park, Minnesota
April 19, 1999

                       WILSONS THE LEATHER EXPERTS INC.
                            7401 BOONE AVENUE NORTH
                        BROOKLYN PARK, MINNESOTA 55428


                                PROXY STATEMENT


General Information Regarding the Solicitation

  The enclosed proxy is being solicited by the Board of Directors (the "Board of Directors" or "Board") of Wilsons The Leather Experts Inc., a Minnesota corporation (the "Company"), for use in connection with the Annual Meeting of Shareholders to be held on Tuesday, May 18, 1999, at The Northland Inn, 7025 Northland Drive, Brooklyn Park, Minnesota, commencing at 10:00 a.m., Central Daylight Time, and at any adjournments thereof.

  Only shareholders of record at the close of business on April 9, 1999 will be entitled to vote at the meeting or adjournments. Proxies in the accompanying form which are properly signed, duly returned to the Company and not revoked will be voted in the manner specified. If no instructions are indicated, properly executed proxies will be voted for the proposals set forth in this Proxy Statement. A shareholder executing a proxy may revoke it at any time before it is exercised by notice in writing to an officer of the Company or by properly signing and duly returning a proxy bearing a later date. The mailing of this Proxy Statement and form of proxy to shareholders will commence on or about April 19, 1999.

  As of the date of this Proxy Statement, the Board of Directors of the Company and management know of no other matters, other than those described in the Notice of Annual Meeting and this Proxy Statement, that are to come before the meeting. If any other matters are properly presented at the meeting and call for a vote of shareholders, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, subject to applicable federal securities rules.

  The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mails, certain directors, officers and employees of the Company may solicit proxies by telephone, telecopier, telegram or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

  The address of the principal executive office of the Company is 7401 Boone Avenue North, Brooklyn Park, Minnesota 55428, and the Company's telephone number is 612-391-4000.

Required Vote to Elect the Directors and Approve the Proposals

  The common stock of the Company, par value $.01 per share, is the only authorized and issued voting security of the Company. At the close of business on April 9, 1999, there were 10,835,454 shares of common stock of the Company issued and outstanding, each of which is entitled to one vote. Holders of common stock are not entitled to cumulate their votes for the election of directors.

  The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company present in person or represented by proxy and entitled to vote on each matter to be acted upon at the meeting is required for the approval of such matter. For this purpose, a shareholder voting through proxy who abstains with respect to the matter is considered to be present and entitled to vote on the matter, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, shall not be considered present and entitled to vote on the matter.

  Holders of a majority of the shares of the common stock of the Company entitled to vote and present at the meeting constitute a quorum for purposes of the meeting. Abstentions are counted as being present at the meeting and entitled to vote for purposes of determining the presence or absence of a quorum for the transaction of business.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

  The following table sets forth, as of April 1, 1999 except as otherwise noted, the beneficial ownership of the common stock by (i) each person known by the Company beneficially to hold more than 5% of the outstanding common stock, (ii) each director or nominee for director of the Company, (iii) each officer of the Company named in the Summary Compensation Table on page 10 and
(iv) all executive officers and directors of the Company as a group. Except as otherwise noted, the listed beneficial owner has sole voting and investment power with respect to the listed shares.

                                      Amount and Nature of     Percentage of
Name and Address of Beneficial Owner  Beneficial Ownership   Outstanding Shares
------------------------------------  --------------------   ------------------
Neil I. Sell, as sole trustee of
four irrevocable trusts for the
benefit of Lyle Berman's children,
and of two irrevocable trusts for
the benefit of David Rogers'
children and on behalf of himself ..      2,208,415.8(/1/)          20.4%
  3300 Norwest Center
  90 South Seventh Street
  Minneapolis, MN 55402
Morris Goldfarb.....................      2,004,830.0(/2/)          18.5
  G-III Apparel Group, Ltd.
  512 Seventh Avenue
  New York, NY 10018
Joel N. Waller......................      1,142,285.3(/3/)          10.5
  7401 Boone Avenue North
  Brooklyn Park, MN 55428
David L. Rogers.....................        988,774.5(/4/)           9.1
  7401 Boone Avenue North
  Brooklyn Park, MN 55428
Wellington Management Company, LLP..        947,600.0(/5/)           8.7
  75 State Street
  Boston, MA 02109
Wellington Trust Company, NA
  75 State Street
  Boston, MA 02109
Lyle Berman.........................        322,630.0(/6/)           3.0
Thomas J. Brosig....................         18,200.0(/7/)            *
Gary L. Crittenden..................              --                 --
Marvin W. Goldstein.................          6,000.0                 *
Carol S. Lund.......................        179,833.8(/8/)           1.7
John Serino.........................         25,000.0(/9/)            *
John Fowler.........................         31,648.2(/10/)           *
All executive officers and directors
 as a group (16 persons)............      5,053,441.7(/11/)         45.8

--------
  * Represents less than 1%.

 (1) Includes 1,836,000 shares of common stock held in four irrevocable trusts for the benefit of Lyle Berman's children and 125,560.8 shares of common stock held in two irrevocable trusts for the benefit of David Rogers' children. Mr. Sell has disclaimed beneficial ownership of such shares.

 (2) Includes 151,800 shares of common stock owned by the Goldfarb Family Partners L.L.C. of which Mr. Goldfarb is the manager. The LLC has the right to receive dividends from, and the proceeds of the sale of, the shares of common stock held by it. Also includes options which are currently exercisable to purchase 11,000 shares of common stock.

 (3) Includes 100,000 shares of common stock owned by the Waller Family Limited Partnership of which Mr. Waller is a general partner; 3,000 shares of common stock owned by Mr. Waller's spouse and Mr. Waller's mother jointly; and 1,000 shares of common stock owned by Mr. Waller's spouse. Mr. Waller disclaims beneficial ownership of such shares. Also includes options which are currently exercisable to purchase 33,000 shares of common stock.

 (4) Includes options which are currently exercisable to purchase 33,000 shares of common stock.

 (5) Wellington Management Company, LLP has shared power to vote 437,100 of such shares and shared power to dispose of all of such shares. These shares include shares over which Wellington Trust Company, NA, a wholly-owned subsidiary of Wellington Management Company, LLP, exercises shared voting and/or dispositive power. The information relating to the beneficial ownership of Wellington Management Company, LLP and Wellington Trust Company, NA has been derived from the Schedule 13G dated December 31, 1998 filed by Wellington Management Company, LLP with the Securities and Exchange Commission. The number of shares beneficially owned by Wellington Management Company, LLP and Wellington Trust Company, NA is stated as of December 31, 1998.

 (6) Includes options which are currently exercisable to purchase 11,000 shares of common stock.

 (7) Includes options which are currently exercisable to purchase 18,200 shares of common stock.

 (8) Includes options which are currently exercisable to purchase 30,000 shares of common stock; information is stated as of January 30, 1999.

 (9) Includes options which are currently exercisable to purchase 25,000 shares of common stock.

(10) Includes options which are currently exercisable to purchase 15,000 shares of common stock.

(11) Includes options which are currently exercisable to purchase 187,200 shares of common stock.

                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS

  At the meeting, the shareholders will be asked to elect seven directors to hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The Company's by-laws provide that the shareholders at each regular meeting shall determine the number of directors to constitute the Board of Directors and that the shareholders or the Board may thereafter increase the number of directors or the shareholders may decrease the number of directors, provided that the Company's Amended and Restated Articles of Incorporation state that the Board of Directors shall consist of not less than five or more than nine members. The Board has nominated the seven current members of the Board named below. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the seven nominees named below to constitute the entire Board.

  Each nominee is currently serving as a director of the Company and has indicated a willingness to serve as a director for the ensuing year. In case any nominee is not a candidate at the meeting, the proxies named in the enclosed form of proxy intend to vote in favor of the remainder of the nominees and to vote for a substitute nominee in their discretion. Information regarding the nominees as of April 1, 1999, is set forth below.

                                                                     Director
       Name                                                    Age     Since
       ----                                                    --- -------------
       Joel N. Waller.........................................  59      May 1996
       David L. Rogers(/1/)...................................  56      May 1996
       Lyle Berman............................................  57      May 1996
       Thomas J. Brosig(/1/)..................................  49      May 1996
       Gary L. Crittenden(/2/)................................  45 December 1998
       Morris Goldfarb(/1/)...................................  48      May 1996
       Marvin W. Goldstein(/1/)(/2/)..........................  55 December 1998

--------
(1)  Current member of Audit Committee
(2)  Current member of Compensation Committee

  Joel N. Waller has served as Chairman and Chief Executive Officer of the Company since its inception in May 1996 and was Chairman and Chief Executive Officer of one of the predecessor companies to the Company (together with the Company, "Wilsons") since April 1992. In 1983, CVS New York, Inc. (formerly Melville Corporation, "CVS") hired Mr. Waller as President of Wilsons, and he served in such capacity until April 1992. Prior to joining Wilsons, Mr. Waller served in several capacities at Bermans the Leather Experts Inc. ("Bermans"), including Senior Vice President--General Merchandise Manager from 1980 to 1983, Division Merchandise Manager from 1978 to 1980 and Buyer from 1976 to 1978. Mr. Waller is also a director of Lakes Gaming, Inc., Rainforest Cafe, Inc. and Damark International, Inc.

  David L. Rogers has served as President and Chief Operating Officer of Wilsons since April 1992. In 1988, Mr. Rogers joined Wilsons as Executive Vice President and Chief Operating Officer when Bermans was acquired by Wilsons, and he served in such capacity until April 1992. Mr. Rogers served as Chief Operating Officer of Bermans from 1984 to 1988 and Chief Financial Officer of Bermans from 1980 to 1984. Mr. Rogers is also a director of Lakes Gaming, Inc. and Rainforest Cafe, Inc.

  Lyle Berman has served as Chairman of the Board and Chief Executive Officer of Lakes Gaming, Inc., a gaming company ("Lakes Gaming"), since January 1999. Mr. Berman served as Chairman of the Board of Grand Casinos, Inc., a gaming company ("Grand Casinos"), from October 1990 to December 1998 and as Chief Executive Officer of Grand Casinos from October 1990 to March 1998. Mr. Berman has served as Chief Executive Officer and Chairman of the Board of Rainforest Cafe, Inc., a restaurant/retail company ("Rainforest Cafe"), since February 1994. From January 1989 through September 1991, Mr. Berman served as a consultant to Wilsons. Mr. Berman served as the President and Chief Executive Officer of Bermans from 1978 until it was acquired by Wilsons in 1988. Mr. Berman is also a director of G-III Apparel Group, Ltd., New Horizon Kids Quest, Inc., Innovative Gaming Corporation of America and Park Place Entertainment Corporation. Mr. Berman was an executive officer and a director of Stratosphere Corporation, an amusement and recreation company, from February 1993 to July 1997. In January 1997, Stratosphere Corporation filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code.

  Gary L. Crittenden has served as Senior Vice President and Chief Financial Officer of Monsanto Company, a chemical manufacturer and seller of diversified lines of agricultural, nutrition, pharmaceutical and consumer products, since 1998. Mr. Crittenden served as Executive Vice President and Chief Financial Officer of Sears, Roebuck and Co., a multi-line retailer, from 1997 to 1998. Mr. Crittenden also served as the President of the hardware division of Sears, Roebuck and Co. in 1997 and as its Executive Vice President, Strategy and Business Development from 1996 to 1997. Mr. Crittenden served as the Senior Vice President and Chief Financial Officer of CVS, a specialty retailer, from 1994 to 1996. He also served as Senior Vice President of Operations and as Executive Vice President and Chief Financial Officer of Filene's Basement Corp., an off-price specialty retailer, from 1991 to 1994. Mr. Crittenden is also a director of Ryerson Tull, Inc.

  Thomas J. Brosig has served as President of the Mid-South Region of Park Place Entertainment Corporation, a gaming company, and as President of Lakes Gaming since January 1999. Mr. Brosig served as Chief Executive Officer of Grand Casinos from March 1998 to December 1998, and as President and a director of Grand Casinos from September 1996 to December 1998. Mr. Brosig also served as Executive Vice President--Investor Relations and Special Projects of Grand Casinos from August 1994 to September 1996, as Secretary of Grand Casinos from its inception until May 1995, as its President from May 1993 to August 1994, as its Chief Operating Officer from October 1991 until May 1993 and as its Chief Financial Officer from its inception until January 1992. Mr. Brosig is also a director of G-III Apparel Group, Ltd., Famous Dave's of America, Inc. and Lakes Gaming.

  Morris Goldfarb serves as Chairman of the Board and Chief Executive Officer of G-III Apparel Group, Ltd., a leather and non-leather apparel manufacturer and distributor ("G-III"). Mr. Goldfarb has served as an executive officer and director of G-III and its predecessors since its formation in 1974. Mr. Goldfarb is also a director of Lakes Gaming and Panasia Bank.

  Marvin W. Goldstein has been a private investor since 1997. Mr. Goldstein served as Executive Vice President and Chief Operating Officer of Regis Corporation, a national chain of hair salons, from April 1997 to August 1997. He was Chairman of the Board, Chief Executive Officer and President of Pet Food Warehouse, Inc., a specialty retailer of pet supplies, from August 1995 to April 1997. Mr. Goldstein also served as President and Chief Operating Officer, Chairman of the Board and Chief Executive Officer, President, All Merchandise/Marketing and Executive Vice President, General Merchandise Manager of the Department Store Division of Dayton Hudson Corporation from 1988 to September 1994. He also served as Senior Vice President, General Merchandise Manager and Senior Vice President, Stores for R.H. Macy, California from 1981 through 1987; as Vice President, General Merchandise Manager of Carter Hawley Hale, Inc. from 1976 to 1981; and as Divisional Merchandise Manager, Buyer and Associate Buyer of the Department Store Division of Dayton Hudson Corporation from 1966 to 1976. Mr. Goldstein is also a director of Buffets, Inc., Paper Warehouse, Inc., Appliance Recycling Centers of America, Inc. and Greenspring Company.

Committees of the Board of Directors and Meeting Attendance

  The Board of Directors has created an Audit Committee and a Compensation Committee. The members of each of these committees are appointed by the full Board. The Board has not appointed a nominating committee.

  The Audit Committee reviews accounting and auditing principles and procedures of the Company with a view toward providing for adequate internal controls and reliable financial records. To this end, it recommends to the full Board the engagement of independent auditors, reviews with the independent auditors the plans and results of the auditing engagement, and considers the independence of the Company's auditors. The current members of the Audit Committee are identified above. The Audit Committee met twice during the last fiscal year.

  The Compensation Committee reviews and determines the Company's executive compensation objectives and policies and administers the Company's stock option plans and other employee benefit plans. The current members of the Compensation Committee are the non-employee directors identified above. The Compensation Committee met eleven times during the last fiscal year and took written action in lieu of meeting on eight occasions.

  The Board of Directors met six times during the fiscal year ended January 30, 1999. Each director attended more than 75% of the meetings of the Board of Directors and Board committees on which he serves during the time period in which he was a director.

Director Compensation

  The Company does not currently pay cash compensation to members of the Board of Directors for their services as directors. Board members who incur reasonable and customary travel expenses to attend the Company's board meetings are reimbursed for such travel expenses.

  The Company has granted stock options to its non-employee directors. Such options vest, cumulatively, on a pro rated basis on each of the first, second and third anniversaries of the date of grant if the optionee continues as a director, subject to the possible acceleration of vesting in certain circumstances. On June 26, 1996 and January 28, 1998, the Company granted options for 10,800 and 33,000 shares of common stock, respectively, to Thomas
J. Brosig at an exercise price of $4.44 and $8.75 per share, respectively. As of April 1, 1999, options for 18,200 shares had vested for Mr. Brosig. On January 28, 1998, the Company also granted a stock option for 33,000 shares of common stock of the Company to each of Lyle Berman and Morris Goldfarb at an exercise price of $8.75 per share. As of April 1, 1999, options for 11,000 shares of common stock had vested with respect to each of these individuals. On December 4, 1998, the Company granted a stock option for 33,000 shares of common stock of the Company to each of Gary Crittenden and Marvin Goldstein at an exercise price of $9.9375 per share.

Voting Requirements

  The affirmative vote of the holders of the majority of the outstanding shares of common stock of the Company present in person or represented by proxy and entitled to vote on the election of directors is required to elect the directors. A shareholder voting through proxy who abstains with respect to the election of directors is considered to be present and entitled to vote, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of directors is not considered present and entitled to vote.

Voting Recommendation

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL NOMINEES LISTED ABOVE.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee, comprised entirely of non-employee directors, reviews and approves the general compensation philosophies and policies of the Company and determines the specific compensation for each of the Company's executive officers. In addition, the Compensation Committee is responsible for administering the Company's stock option plans and approving grants made in connection therewith.

Executive Compensation Philosophy

  The Company's compensation program for executive officers is designed to promote the financial performance, business strategies and other values and objectives of the Company. This program seeks to enhance shareholder value by linking the financial interests of the Company's executives with those of its shareholders. The Company has developed and implemented an executive compensation program based on a pay-for-performance philosophy to achieve the following objectives:

  . To attract and retain high-caliber executive officers who are capable of leading the Company in the achievement of its business objectives;

  .  To provide compensation awards which are highly competitive;

  . To motivate and reward executives based on achievement of Company and individual performance objectives; and

  . To provide a maximum return on the Company's investment in resources to shareholders by linking a significant portion of total compensation to the financial results of the Company and the market value of the Company's common stock.

The Compensation Process

  Compensation Review

  The Board of Directors approves Company financial goals and performance measures prior to the beginning of the fiscal year along with individual goals and objectives for the Chairman and Chief Executive Officer (the "CEO") and the President and Chief Operating Officer (the "COO"). The Compensation Committee reviews and approves the base salaries for each executive officer, including the CEO and COO. After year-end, the CEO and COO, along with the Vice President of Human Resources, present to the Compensation Committee the assessment of results.

  The Compensation Committee received a thorough review and presentation of total compensation for executive officers in fiscal 1998. Total compensation under the Company's compensation program for executive officers for 1998 was generally established to be between the 50th and 75th percentile of companies included in certain retail compensation surveys, depending upon the particular officer's position, responsibilities and the degree of difficulty and challenge associated with the performance objectives.

  The Company's executive compensation program consists of three key elements:
(1) base salary; (2) short-term incentive, i.e., annual bonus; and (3) long-term incentive, i.e. stock options. In addition, the executive officers receive health and dental benefits and participate in the Company's 401(k) Profit Sharing Plan on the same bases as other full-time employees of the Company. The policies and the bases for determining executive compensation and specifically that of the CEO and COO are described below:

  Base Salary

  Base salaries for executive officers, with the exception of the CEO and COO, are determined by reviewing and comparing salaries, and the corresponding job descriptions, offered for similar positions by utilizing certain retail compensation surveys and by reviewing salaries of persons with comparable qualifications, experience and responsibilities at other companies of comparable size in the retail industry. After reviewing these salaries and job descriptions, the Company establishes a range of salaries paid for various executive positions. Base salaries are set within these competitive salary bands based on individual contributions and sustained performance. As an executive officer's level of responsibility increases, a greater portion of the total compensation package is based on incentive compensation, described below, which may cause greater variability in the individual's overall compensation package from year to year. In addition, the more responsibility that an executive officer assumes in the organization, the more the compensation package shifts to reliance on appreciation of the value of the Company's stock through stock options.

  Short-Term Incentive Compensation

  The Company's Executive and Key Management Incentive Plan (the "Incentive Plan") has been developed to provide opportunities to motivate and reward key employees through annual cash incentive awards. All executive officers are eligible to participate in the Incentive Plan. The Incentive Plan rewards executives for attaining pre-determined Company goals which are intended to create shareholder value through an increase in the market value of the Company's common stock. Awards are based on actual results measured against pre-established corporate financial objectives for consolidated earnings before federal and state income taxes of the Company and its direct and indirect subsidiaries ("EBT"). An award amount, expressed as a percentage of base salary at the beginning of the fiscal year, is established for each participant each fiscal year and is approved by the Compensation Committee. Such award amount may be adjusted depending on whether the EBT of the Company for the fiscal year is above or below the pre-established corporate financial objectives for EBT.

  Long-Term Incentive Compensation

  The 1996 Stock Option Plan (the "1996 Option Plan") was developed to enhance the total compensation package for key management and, in particular, to link compensation to the market value of the Company's common stock. The desired goal is to retain and develop personnel capable of assuring the future success of the Company by affording them an opportunity to acquire a proprietary interest in the Company through stock options. Stock option grants are intended to align executives' interests in managing the Company with shareholders' interests. The Compensation Committee generally grants stock options to new executive officers upon appointment as an executive officer. The Compensation Committee also grants stock options at its discretion to executive officers based on several factors (which are not given a particular relative weight), including increases in the level of responsibility, promotions, sustained exceptional performance over a period of time and overall stock performance. In granting new options, the Compensation Committee will also take into account the number of options already granted to an officer. All outstanding stock options granted since the Company became a publicly held corporation have been granted at an option price equal to the Fair Market Value (as defined in the 1996 Option Plan) of the common stock on the date of grant and generally vest, cumulatively, on a prorated basis on each of the first, second and third anniversaries of the date of grant.

Compensation of Chief Executive Officer and Chief Operating Officer

  The Company has entered into employment agreements with Joel Waller, as CEO, and David Rogers, as COO, through May 25, 2000 (the "Employment Agreements"). Under the terms of the Employment Agreements, Mr. Waller and Mr. Rogers each receives a base salary of $380,000 per year, or such higher amount as is determined by the Board (prorated for any partial employment year). See "Employment Contracts" below.

  The Compensation Committee evaluates the performance and fixes the base salary of the CEO and COO on an annual basis based on its assessment of their past performance and its expectation as to their future contributions in leading the Company and on the process described under "Base Salary" above. In setting 1998 base salaries, the Compensation Committee considered a number of factors, such as the effectiveness of the CEO and COO in establishing the Company's strategic direction and providing leadership which enables the management team to maximize its performance compared to the competition. In addition, the Compensation Committee also considered significant accomplishments during the prior year and other performance factors, including the Company's ability to secure financing, reduce and control expenses, and efficiently use working capital to achieve goals. Factors considered by the Compensation Committee in determining the CEO's and COO's base salary are not subject to any specific weighting factor or formula.

  The annual cash bonus for Messrs. Waller and Rogers, if any, is awarded under the Incentive Plan and is entirely dependent on the accomplishment by the Company of certain corporate goals approved by the Board as discussed above. Pursuant to the provisions of the Incentive Plan, Mr. Waller's and Mr. Rogers' respective bonuses for a fiscal year could range from 0% to 70% of their base salary. For fiscal year 1998, each of them received a cash bonus of $170,240.

Compliance with Internal Revenue Code Section 162(m)

  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer or any of the four other most highly compensated executive officers. The Company, however, is currently eligible for grandfathering relief from Section 162(m). Accordingly, the Company's compensation deductions are not subject to the Section 162(m) limitations otherwise applicable to a publicly-traded company.

                                          COMPENSATION COMMITTEE

                                          Thomas J. Brosig, Chairman
                                          Lyle Berman

                            EXECUTIVE COMPENSATION

  The Company was incorporated in May 1996. The following table sets forth the compensation for the 1998 fiscal year ended January 30, 1999, for the 1997 fiscal year ended January 31, 1998 and for the 36-week period of the 1996 fiscal year from May 26, 1996 to February 1, 1997 of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------
                                                      Long-Term
                                                     Compensation
                                                   ----------------
                                      Annual
Name and Principal                 Compensation       Securities
Position                 Fiscal ------------------    Underlying        All Other
------------------        Year   Salary    Bonus   Options (Shares) Compensation(/1/)
                                -----------------------------------------------------
Joel N. Waller..........  1998  $380,000 $170,240          --            $14,716
 Chairman and Chief
  Executive Officer       1997   380,000  148,960       99,000            12,542
                          1996   263,077  124,222          --             11,895
David L. Rogers.........  1998   380,000  170,240          --             14,577
 President and Chief
  Operating Officer       1997   380,000  148,960       99,000            12,542
                          1996   263,077  124,222          --             12,087
Carol S. Lund(/2/)......  1998   259,996  106,288          --             11,182
 Executive Vice
  President               1997   248,269   78,400       30,000            10,254
                          1996   166,154   62,765          --              9,669
John Serino(/3/)........  1998   216,346  159,500          --             57,914
 Executive Vice
  President, Store Sales  1997       --       --        75,000               --
                          1996       --       --           --                --
John Fowler(/4/)........  1998   231,750   88,330       30,000            98,517
 Senior Vice President,
  General                 1997       --       --           --                --
 Merchandise Manager      1996       --       --           --                --
-------------------------------------------------------------------------------------

(1) Amounts reported for 1998 represent term life insurance premiums paid for Mr. Waller ($3,118), Mr. Rogers ($2,979), Ms. Lund ($722), Mr. Serino ($580) and Mr. Fowler ($341); the Company's matching contributions on the Company's 401(k) Profit Sharing Plan in the following amounts: Mr. Waller ($4,398), Mr. Rogers ($4,398), Ms. Lund ($3,260), Mr. Serino ($3,100) and
    Mr. Fowler ($1,442); and the Company's profit sharing contributions of $7,200 per Named Executive Officer. The amounts reported for 1998 also include payments of $47,034 made to Mr. Serino for reimbursement of moving and temporary living expenses and payments of $89,534 made to Mr. Fowler for reimbursement of housing and living expenses abroad. Amounts reported for 1997 and 1996 represent life insurance premiums paid for the Named Executive Officers, together with profit sharing contributions and 401(k) matching contributions under the Company's 401(k) Profit Sharing Plan.

(2) Carol S. Lund resigned from the Company effective January 30, 1999. In connection with her resignation, the Company entered into an agreement with Ms. Lund to provide severance pay of $390,000 less applicable taxes, to accelerate the vesting of 20,000 stock options and to extend the expiration date of her stock options to January 30, 2001.

(3) John Serino was named an executive officer of the Company in January 1998.

(4)  John Fowler was named an executive officer of the Company in May 1998.

Stock Options

  The following table provides certain information concerning grants of stock options during the fiscal year ended January 30, 1999 to the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the potential realizable value over the terms of the options (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of five percent and ten percent, compounded annually. These amounts do not represent the Company's estimate of future stock price. Actual realizable values, if any, of stock options will depend on the future performance of the common stock.

                              OPTION GRANTS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------------------------

                               Individual Grants                            Potential Realizable
                                                                              Value at Assumed
------------------------------------------------------------------------        Annual Rates
                         Number of      % of Total                             of Stock Price
                           Shares        Options                          Appreciation for Option
                         Underlying     Granted to  Exercise                     Term(/1/)
                          Options      Employees in Price Per Expiration ------------------------
  Name                    Granted      Fiscal Year    Share      Date        5%          10%
-------------------------------------------------------------------------------------------------
Joel N. Waller..........      --            --           --        --            --           --
David L. Rogers.........      --            --           --        --            --           --
Carol S. Lund...........      --            --           --        --            --           --
John Serino.............      --            --           --        --            --           --
John Fowler.............   30,000(/2/)    13.69%     $16.125   5/27/08    $  304,228   $  770,973
-------------------------------------------------------------------------------------------------

(1) The potential realizable value is based on the term of the nonstatutory stock options at the time of grant (ten years) and on the assumption that the fair value of the common stock appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

(2) Represents nonstatutory stock options to purchase shares of common stock granted on May 27, 1998 under the 1996 Option Plan. One-third of the listed option becomes cumulatively exercisable on each of the first three anniversaries of the date of grant. The option has a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with the Company. In the event of (i) a dissolution or liquidation of the Company, (ii) a merger or consolidation of the Company with or into any other entity, regardless of whether the Company is a surviving corporation, or a proposed statutory share exchange with any other entity, or (iii) a sale of substantially all of the assets of the Company, the Compensation Committee may, but is not required to, arrange for the substitution of other options for the listed options or declare that all such options are immediately exercisable. If the Compensation Committee makes a declaration that all such options are immediately exercisable, then the options shall terminate at the date specified in such declaration and the Company may, but is not required to, pay the holder of such canceled options an amount equal to their equity therein. Upon an event changing control of the Company (as defined in the 1996 Option Plan), the listed options would become exercisable in full, provided that the Compensation Committee, in its discretion, may provide that some or all of such options will be canceled upon the change in control and the holders of such canceled options will be paid an amount equal to their equity therein.

  The following table summarizes option exercises during the fiscal year ended January 30, 1999 and provides information regarding the number of all unexercised stock options held by the Named Executive Officers as of January 30, 1999, the end of the Company's last fiscal year:

                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

-------------------------------------------------------------------------------------------------
                                                  Number of Shares
                                               Underlying Unexercised     Value of Unexercised
                                               Options at Fiscal Year-   In-the-Money Options at
                           Shares                        End              Fiscal Year-End(/1/)
                         Acquired on  Value    -----------------------  -------------------------
  Name                    Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
-------------------------------------------------------------------------------------------------
Joel N. Waller..........       0       $ 0      33,000       66,000       $80,454     $160,908
David L. Rogers.........       0         0      33,000       66,000        80,454      160,908
Carol S. Lund...........       0         0      30,000            0        73,140            0
John Serino.............       0         0      25,000       50,000        60,950      121,900
John Fowler.............       0         0      15,000       30,000        12,190       24,380
-------------------------------------------------------------------------------------------------

(1) Calculated on the basis of the fair market value of the underlying shares of common stock at January 29, 1999, the last trading day of the Company's fiscal year, as reported by The Nasdaq National Market, of $11.188 per share, minus the per share exercise price, multiplied by the number of shares underlying the option. On April 1, 1999, the closing sale price of a share of the common stock was $9.3125.

Employment Contracts

  The Company has entered into the Employment Agreements with Joel Waller, as Chairman and Chief Executive Officer, and David Rogers, as President and Chief Operating Officer, reporting to the Board of Directors. The Employment Agreements are identical in all material respects, except for job responsibilities which are consistent with Messrs. Waller's and Rogers' titles. Under the terms of the Employment Agreements, Mr. Waller and Mr. Rogers each receives a base salary of $380,000 per year, or such higher amount as is determined by the Board (prorated for any partial employment year). In no event may the Board of Directors reduce Messrs. Waller's and Rogers' base salary for any year below the greater of $380,000 or the amount of base salary paid by the Company to Messrs. Waller and Rogers for the immediately preceding year.

  The employment of each of Mr. Waller and Mr. Rogers under their respective Employment Agreements will end only upon termination by the Company with or without Cause (as defined in the Employment Agreements), upon death or Disability (as defined in the Employment Agreements), upon expiration of the employment term on May 25, 2000 or upon resignation. Upon termination of employment, Mr. Waller or Mr. Rogers generally will be entitled to receive his base salary through the date of termination (or through the end of the employment period if termination by the Company occurred without Cause or resignation by the employee occurred with Good Reason (as defined in the Employment Agreements)), any amounts earned but not paid under the Incentive Plan for a completed Plan Year (as defined in the Incentive Plan) and, in certain circumstances, a pro rated portion of his Incentive Plan payment for the year in which termination occurs, plus continuation of certain health, life and disability insurance benefits. The Employment Agreements also include confidentiality and non-solicitation provisions, but do not contain any restrictions on competition.

Compensation Committee Interlocks and Insider Participation

  Lyle Berman and Thomas Brosig, directors of the Company, were members of the Board's Compensation Committee during the last fiscal year. Mr. Berman is the Chairman of the Board and Chief Executive Officer of Lakes Gaming and the Chairman of the Board and Chief Executive Officer of Rainforest Cafe. Mr. Berman was also the Chief Executive Officer of Grand Casinos until March 1998 and its Chairman of the Board until

December 1998. Mr. Brosig is President and a director of Lakes Gaming. Mr. Brosig was also the Chief Executive Officer, President and a director of Grand Casinos until December 1998. Joel N. Waller, Chief Executive Officer and Chairman of the Board of the Company, and David L. Rogers, President, Chief Operating Officer and director of the Company, are both members of the compensation committee of the Board of Directors of Lakes Gaming and Rainforest Cafe. Mr. Waller and Mr. Rogers were also members of the compensation committee of the Board of Directors of Grand Casinos until December 1998. Effective March 5, 1999, Gary Crittenden and Marvin Goldstein were designated by the Board of Directors as the sole members of the Board's Compensation Committee, replacing Mr. Berman and Mr. Brosig.

                         COMPARATIVE STOCK PERFORMANCE

  The comparative stock performance graph below compares the cumulative shareholder return on the common stock of the Company for the period from May 27, 1997 (the effective date of the Company's initial public offering of the Company's common stock) through January 30, 1999 with the cumulative total return on (i) the Nasdaq Retail Composite Stock Index and (ii) the S&P 500 Index. The table assumes the investment of $100 in the Company's common stock, the Nasdaq Retail Composite Stock Index and the S&P 500 Index on May 27, 1997, and the reinvestment of all dividends through the last trading day of the years ended January 31, 1998 and January 30, 1999.

                              [Performance Graph]

                                                 May 27, January 31, January 30,
                                                  1997      1998        1999
                                                 ------- ----------- -----------
Wilsons The Leather Experts Inc. ............... $100.00   $ 97.22     $124.31
Nasdaq Retail Composite Stock Index............. $100.00   $117.51     $143.57
S&P 500 Index................................... $100.00   $115.37     $150.60

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's directors and executive officers, the Company makes the following disclosure: Mr. Goldfarb inadvertently failed to make a timely filing of his statement of beneficial ownership with respect to a single sale of common stock of the Company in November 1998; such filing was made in January 1999.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company regularly conducts business with G-III of which Morris Goldfarb, a director of the Company, is the Chief Executive Officer and Chairman of its Board of Directors. Purchases from G-III totaled $9.4 million, $5.6 million and $5.0 million for the fiscal years ended January 30, 1999 and January 31, 1998, and the 13-month period ended February 1, 1997, respectively. The Company believes that transactions with G-III Apparel Group, Ltd. are on terms no less favorable to the Company than those obtainable in arms-length transactions with unaffiliated third parties.

                              PROPOSAL NUMBER TWO

         APPROVAL AND ADOPTION OF THE WILSONS THE LEATHER EXPERTS INC.
                         EMPLOYEE STOCK PURCHASE PLAN

  Introduction. Effective April 7, 1999, the Board of Directors approved, subject to shareholder approval, the Wilsons The Leather Experts Inc. Employee Stock Purchase Plan (the "Purchase Plan") and directed that the Purchase Plan be submitted to a vote of the shareholders at the meeting. If approved by the shareholders, the Purchase Plan will become effective as of the date of the meeting. The full text of the Purchase Plan is set forth in Exhibit A to this Proxy Statement and the following summary description is qualified in its entirety by the full text of the Purchase Plan.

  Purpose. The purpose of the Purchase Plan is to provide the employees of the Company and its subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of common stock of the Company (the "Common Stock") and, thus, to develop a stronger incentive to work for the continued success of the Company. The Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be interpreted and administered in a manner consistent with such intent.

  Administration. The Purchase Plan will be administered by a committee of the Board of Directors (the "Committee"). The Committee is authorized to make such uniform rules as may be necessary to carry out the provisions of the Purchase Plan. The Committee shall determine any questions arising in the administration, interpretation and application of the Purchase Plan, and all such determinations shall be conclusive and binding on all parties. The Compensation Committee of the Board of Directors shall constitute the Committee.

  Eligibility and Number of Shares. Up to 250,000 shares of Common Stock are available for distribution under the Purchase Plan, subject to appropriate adjustments by the Committee in the event of certain changes in the outstanding shares of Common Stock by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares or similar transactions.

  Any employee of the Company or, subject to approval by the Board of Directors, a parent or subsidiary corporation of the Company (including officers and any directors who are also employees of the Company or any such parent or subsidiary) will be eligible to participate in the Purchase Plan for any Purchase Period so long as the employee is customarily employed at least 20 hours per week and has been employed by the Company or any such parent or subsidiary for at least 90 consecutive days prior to the first day of the relevant Purchase Period. "Purchase Period" means a calendar quarter or such other period of time as may be designated by the Committee.

  Any eligible employee may elect to become a participant in the Purchase Plan for any Purchase Period by filing an enrollment form with the Company before the first day of the Purchase Period. The election form will be effective as of the first day of the next succeeding Purchase Period following receipt by the Company of such enrollment form and will continue to be effective until the employee modifies his or her authorization, withdraws from the Purchase Plan or ceases to be eligible to participate in the Purchase Plan.

  No employee may participate in the Purchase Plan if such employee would be deemed for purposes of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

  As of April 1, 1999, the Company had approximately 2,000 employees who would be eligible to participate in the Purchase Plan.

  Participation. An eligible employee who elects to participate in the Purchase Plan will authorize the Company to make payroll deductions of a specified amount of the employee's compensation. The minimum and maximum amount that may be withheld for any week during a pay period shall be $10 and $100, respectively (e.g., $20 and $200 respectively for a two-week pay period). During a Purchase Period, a participant may not increase or decrease the amount of his or her payroll deductions, but a participant may, at any time during a Purchase Period, discontinue deductions entirely. A participant may also elect to withdraw from the Purchase Plan during any Purchase Period, in which event the entire balance of his or her payroll deductions during the Purchase Period will be paid to the participant in cash within 30 days after receipt of notice of the withdrawal by the Company. A participant who stops payroll deductions during a Purchase Period may not thereafter resume payroll deductions during such Purchase Period, and a participant who withdraws from the Purchase Plan will not be eligible to reenter the Purchase Plan until the next succeeding Purchase Period.

  Amounts withheld under the Purchase Plan will be held by the Company as part of its general assets until the end of the Purchase Period and then applied to the purchase of Common Stock. No interest will be credited to a participant for amounts withheld.

  Purchase of Stock. Amounts deducted for a participant in the Purchase Plan will be used to purchase Common Stock of the Company as of the last day of the Purchase Period at a price equal to the lesser of (i) 85% of the Fair Market Value (as defined in the Purchase Plan) of a share of Common Stock on the first day of the Purchase Period or (ii) 85% of the Fair Market Value of a share of Common Stock on the last day of the Purchase Period. All amounts so deducted will be used to purchase the number of shares of Common Stock (including fractional shares) that can be purchased with such amount, unless the participant has properly notified the Company that he or she elects to withdraw in cash all of such withheld amounts or to purchase a lesser number of shares.

  If purchases by all participants would exceed the number of shares of Common Stock available for purchase under the Purchase Plan, each participant will be allocated a ratable portion of such available shares of Common Stock. Any amount not used to purchase shares of Common Stock will be refunded to the participant in cash.

  Certificates for the number of shares of Common Stock purchased by a participant will be issued and delivered to him or her only upon request.

  No more than 500 shares of Common Stock may be purchased by any participant during any one Purchase Period, and no more than $25,000 in Fair Market Value of shares of Common Stock may be purchased under the Purchase Plan and all other employee stock purchase plans of the Company in any calendar year.

  Death, Disability, Retirement or Other Termination of Employment. If the employment of a participant is terminated for any reason, including death, disability or retirement, the amounts previously withheld will be applied to the purchase of shares of Common Stock as of the last day of the Purchase Period in which the participant's employment terminated unless the participant has filed an appropriate form with the Company before the last day of such Purchase Period pursuant to which the participant either elects to purchase a specified number of shares that is less than the number that could be purchased or elects to receive the entire credit balance in cash.

  Rights Not Transferable. The rights of a participant under the Purchase Plan are exercisable only by the participant during his or her lifetime. No right or interest of any participant in the Purchase Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution.

  Amendment or Modification. The Board of Directors may at any time amend the Purchase Plan in any respect that will not adversely affect the rights of participants pursuant to shares of Common Stock previously acquired under the Purchase Plan, provided that approval by the shareholders of the Company is required to (i) increase the number of shares of Common Stock to be reserved under the Purchase Plan (except for adjustments by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares or similar transactions), or
(ii) change the designation of corporations whose employees may be eligible to participate in the Purchase Plan.

  Termination. All rights of participants under the Purchase Plan will terminate at the earlier of (i) the day that participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares of Common Stock remaining available for purchase, or (ii) at any time, at the discretion of the Board of Directors, upon at least seven days notice to the participants. Upon termination of the Purchase Plan, the Company will pay to each participant cash in an amount equal to the balance previously withheld from the participant and, because of an election by the participant, not used to purchase Common Stock.

  Federal Tax Considerations. Payroll deductions under the Purchase Plan will be made after taxes. Participants will not recognize any additional income as a result of participation in the Purchase Plan until the disposal of shares of Common Stock acquired under the Purchase Plan or the death of the participant. Participants who hold their shares of Common Stock for more than twenty-one months or die while holding their shares of Common Stock will recognize ordinary income in the year of disposition or death equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock on the date of disposition or death over the purchase price paid by the participant or
(ii) 15% of the fair market value of the shares of Common Stock on the first day of the Purchase Period as of which the shares were purchased. If the twenty-one month holding period has been satisfied when the participant sells the shares of Common Stock or if the participant dies while holding the shares of Common Stock, the Company will not be entitled to any deduction in connection with the disposition of such shares by the participant.

  Participants who dispose of their shares of Common Stock within twenty-one months after the shares of Common Stock were purchased will be considered to have realized ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares of Common Stock on the date they were purchased by the participant over the purchase price paid by the participant. If such dispositions occur, the Company generally will be entitled to a deduction at the same time and in the same amount as the participants who make those dispositions are deemed to have realized ordinary income.

  Participants will have a basis in their shares of Common Stock equal to the purchase price of their shares of Common Stock plus any amount that must be treated as ordinary income at the time of disposition of the shares of Common Stock, as explained above. Any additional gain or loss realized on the disposition of shares of Common Stock acquired under the Purchase Plan will be capital gain or loss.

  New Plan Benefits. No shares of Common Stock have yet been issued pursuant to the Purchase Plan. On April 1, 1999, the closing sale price of a share of Common Stock on The Nasdaq National Market was $9.3125.

Voting Requirements

  The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company present in person or represented by proxy and entitled to vote on approving and adopting the Purchase Plan is required to approve and adopt the Purchase Plan. A shareholder voting through proxy who abstains with respect to this matter is considered to be present and entitled to vote, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the approval and adoption of the Purchase Plan is not considered present and entitled to vote on this matter.

Voting Recommendation

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN.

                             PROPOSAL NUMBER THREE
                            APPOINTMENT OF AUDITORS

  Arthur Andersen LLP, independent public accountants, have been the auditors for the Company since May 1996. Upon recommendation of the Audit Committee, the Board of Directors has selected Arthur Andersen LLP to serve as the Company's auditors for the fiscal year ending January 29, 2000, subject to ratification by the shareholders. While it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification in order to ascertain the view of the shareholders. If the selection is not ratified, the Board of Directors will reconsider its selection.

  A representative of Arthur Andersen LLP will be present at the meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

Voting Recommendation

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JANUARY 29, 2000.

                              ADDITIONAL MATTERS

Annual Report

  The Annual Report to Shareholders of the Company for the fiscal year ended January 30, 1999, which includes the Annual Report on Form 10-K and financial statements, is being mailed with this Proxy Statement.

Deadline for Submission of Shareholders' Proposals

  Proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders and desired to be included in the Company's Proxy Statement and form of proxy for such meeting must be received by the Assistant Secretary of the Company, 7401 Boone Avenue North, Brooklyn Park, Minnesota 55428, no later than December 19, 1999 for inclusion in the Proxy Statement for that meeting. If notice of any other shareholder proposals intended to be presented at the 2000 Annual Meeting of Shareholders but not intended to be included in the Company's Proxy Statement and form of proxy for such meeting is not received by the Company at least 50 days prior to such meeting (i.e., March 29, 2000, assuming the 2000 Annual Meeting of Shareholders will be held May 18, 2000), the proxy solicited by the Board of Directors of the Company for use in connection with that meeting may confer authority on the proxies named therein to vote in their discretion on such proposal without any discussion in the Company's Proxy Statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion; provided, however, that in the event that the Company gives less than 60 days' notice or prior public disclosure to shareholders of the date of the 2000 Annual Meeting of Shareholders, such proxy may confer such authority unless notice of such proposal is received by the Company not later than the close of business on the tenth day following the day on which such notice of the date of the 2000 Annual Meeting of Shareholders is mailed or such public disclosure is made. The Company suggests that all such proposals be sent to the Company by certified mail, return receipt requested.

Other Matters

  As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the Annual Meeting other than those referred to herein. If any other matters properly come before the annual meeting calling for a vote of shareholders, it is intended that the shares represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment, subject to applicable federal securities rules.


                                          By Order of the Board of Directors,

                                          /s/ Philip S. Garon

                                          Philip S. Garon
                                          Secretary

Dated: April 19, 1999

                                                                      EXHIBIT A

                       WILSONS THE LEATHER EXPERTS INC.
                         EMPLOYEE STOCK PURCHASE PLAN

  1. Purpose and Scope of Plan. The purpose of this Wilsons The Leather Experts Inc. Employee Stock Purchase Plan (the "Plan") is to provide the employees of Wilsons The Leather Experts Inc. (the "Company") and its subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of its common stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Plan is intended to be an "employee stock purchase plan" within the meaning of
Section 423(b) of the Internal Revenue Code of 1986, as amended, and shall be interpreted and administered in a manner consistent with such intent.

  2. Definitions.

    2.1. The terms defined in this section are used (and capitalized) elsewhere in this Plan:

      (a) "Affiliate" means each domestic or foreign corporation that is a "parent corporation" or "subsidiary corporation" of the Company, as defined in Sections 424(e) and 424(f) of the Code or any successor provision and whose participation in the Plan the Board of Directors has expressly approved.

      (b) "Board of Directors" means the Board of Directors of the Company.

      (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      (d) "Committee" means two or more Disinterested Persons designated by the Board of Directors to administer the Plan under Section 13.

      (e) "Common Stock" means the $.01 par value common stock of the Company.

      (f) "Company" means Wilsons The Leather Experts Inc., a Minnesota corporation.

      (g) "Compensation" means the gross cash compensation (including wage, salary, commission, bonus, and overtime earnings) paid by the Company or any Affiliate to a Participant in accordance with the terms of employment.

      (h) "Disinterested Persons" means a member of the Board of Directors who is considered a disinterested person within the meaning of Exchange Act Rule 16b-3 or any successor definition.

      (i) "Eligible Associate" means any employee of the Company or an Affiliate whose customary employment is at least 20 hours per week and who has been employed by the Company or an Affiliate for at least 90 consecutive days prior to the first day of the relevant Purchase Period; provided, however, that "Eligible Associate" shall not include any person who would be deemed, for purposes of Section 423(b)(3) of the Code, to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

      (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      (k) "Fair Market Value" of a share of Common Stock as of any date means, if the Company's Common Stock is listed on a national securities exchange or quoted on the NASDAQ National Market, the mean between the high and low sale prices for such Common Stock on such exchange or National Market on said date, or, if no sale has been made on such exchange or National Market on said date, on the last preceding day on which any sale shall have been made. If such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury applicable to plans intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code, however, Fair Market Value shall be determined in accordance with such regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 14.

      (l) "Participant" means an Eligible Associate who has elected to participate in the Plan in the manner set forth in Section 4.

      (m) "Plan" means this Wilsons The Leather Experts Inc. Employee Stock Purchase Plan, as amended from time to time.

      (n) "Purchase Period" means a calendar quarter or such other period of time as may be adopted by the Committee.

      (o) "Recordkeeping Account" means the account maintained in the books and records of the Company recording the amount withheld from each Participant through payroll deductions made under the Plan.

  3. Scope of the Plan. The total number of shares of Common Stock available for sale under this Plan shall not exceed 250,000 (subject to adjustment as provided in Section 14). All sales of shares of Common Stock pursuant to this Plan shall be subject to the same terms, conditions, rights and privileges. These shares may consist, in whole or in part, of authorized but unissued Common Stock not reserved for any other purpose.

  4. Eligibility and Participation. To be eligible to participate in the Plan for a given Purchase Period, an employee must be an Eligible Associate on the first day of such Purchase Period. An Eligible Associate may elect to participate in the Plan by filing an enrollment form with the Company before the first day of such Purchase Period that authorizes regular payroll deductions from Compensation beginning with the first payday in the Purchase Period and continuing until the Eligible Associate withdraws from the Plan, modifies his or her authorization, or ceases to be an Eligible Associate, as hereinafter provided.

  5. Amount of Common Stock Each Eligible Associate May Purchase.

    5.1. Subject to the provisions of this Plan, each Eligible Associate shall be offered the right to purchase on the last day of the Purchase Period the maximum number of shares of Common Stock (including fractional shares) that can be purchased at the price specified in Section 5.2 with the entire credit balance in the Participant's Recordkeeping Account; provided, however, that (i) no more than 500 shares of Common Stock may be purchased under the Plan by any Participant for a given Purchase Period and
  (ii) no more than $25,000 in Fair Market Value (determined at the beginning of each Purchase Period) of shares of Common Stock may be purchased under the Plan and all other employee stock purchase plans, if any, of the Company and the Affiliates by any Participant for each calendar year. If the purchases by all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 3, however, each Participant shall be allocated a ratable portion of the maximum number of shares of Common Stock which may be sold.

    5.2. The purchase price of each share of Common Stock sold pursuant to this Plan will be the lesser of (a) or (b) below:

      (a) 85% of the Fair Market Value of such share on the first day of the Purchase Period.

      (b) 85% of the Fair Market Value of such share on the last day of the Purchase Period.

  6. Method of Participation.

    6.1. The Company shall give notice to each Eligible Associate of the opportunity to purchase shares of Common Stock pursuant to this Plan and the terms and conditions for such offering. Such notice is subject to revision by the Company at any time prior to the date of purchase of such shares. The Company contemplates that for tax purposes the first day of a Purchase Period will be the date of the offering of such shares.

    6.2. Each Eligible Associate who desires to participate in the Plan for a Purchase Period shall signify his or her election to do so by signing an election form developed by the Committee. Such election form will authorize the Company to withhold a portion of the Eligible Associate's Compensation paid for a regular pay period. The minimum and maximum amount that may be withheld for any week during a pay period shall be $10 and $100, respectively (e.g., $20 and $200, respectively, for a two-week pay period). An election to participate in the Plan and to authorize payroll deductions as described herein must be made before the first day of a Purchase Period. The election shall be effective for the first pay period in the Purchase Period immediately following the filing of such election form and shall remain in effect unless and until the Plan is terminated or such Participant withdraws from the Plan, modifies his or her authorization, or ceases to be an Eligible Associate, as hereinafter provided.

  7. Recordkeeping Account.

    7.1. The Company shall maintain a Recordkeeping Account for each Participant. Payroll deductions pursuant to Section 6 will be credited to such Recordkeeping Accounts on each payday.

    7.2. No interest will be credited to a Participant's Recordkeeping
  Account.

    7.3. The Recordkeeping Account is established solely for accounting purposes, and all amounts credited to the Recordkeeping Account will remain part of the general assets of the Company.

    7.4. A Participant may not make any separate cash payment into the Recordkeeping Account.

  8. Right to Adjust Participation or to Withdraw.

    8.1. A Participant may, at any time during a Purchase Period, direct the Company to make no further deductions from his or her Compensation. Upon such action, future payroll deductions with respect to such Participant shall cease. Any Participant who stops payroll deductions during a Purchase Period may not thereafter resume payroll deductions during such Purchase Period.

    8.2 Except as otherwise provided in Section 8.1 with respect to cessation of deductions, any Participant who wishes to increase or decrease the deductions from his or her Compensation may do so only as of the first pay period in a Purchase Period.

    8.3. At any time before the end of a Purchase Period, any Participant may withdraw from the Plan. In such event, all future payroll deductions shall cease and the entire credit balance in the Participant's Recordkeeping Account will be paid to the Participant, without interest, in cash within 30 days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the next succeeding Purchase Period.

    8.4. Notification of a Participant's election to increase, decrease, or terminate deductions, or to withdraw from the Plan, shall be made by filing an appropriate form with the Company.

  9. Termination of Employment. If the employment of a Participant is terminated for any reason, including without limitation death, disability, or retirement, the entire balance in the Participant's Recordkeeping Account will be applied to the purchase of shares as provided in Section 10.1 as of the last day of the Purchase Period in which the Participant's employment terminated.

  10. Purchase of Shares.

    10.1. As of the last day of the Purchase Period, the entire credit balance in each Participant's Recordkeeping Account will be used to purchase shares (including fractional shares) of Common Stock (subject to the limitations of Section 5) unless the Participant has filed an appropriate form with the Company in advance of that date (which either elects to purchase a specified number of shares which is less than the number described above or elects to receive the entire credit balance in cash). Any amount in a Participant's Recordkeeping Account that is not used to purchase shares pursuant to this Section 10.1 will be refunded to the Participant.

    10.2. Promptly after the end of each Purchase Period, a certificate for the number of shares of Common Stock purchased by all Participants shall be issued and delivered to an agent selected by the Company. The agent will hold such certificate for the benefit of all Participants who have purchased shares of Common Stock and will maintain an account for each Participant reflecting the number of shares (including fractional shares) credited to the account of each Participant. Each Participant will be entitled to direct the voting of all shares credited to such Participant's account by the agent. At any time, a Participant may request from the agent a certificate representing the shares of Common Stock credited to the Participant's account, in which case the agent shall transfer a certificate for such shares directly to the Participant; provided, however, that the agent shall not be required to issue a certificate representing a fractional share and may instead pay the Participant a cash amount representing the fair market value of such fractional share.

  11. Rights as a Shareholder. A Participant shall not be entitled to any of the rights or privileges of a shareholder of the Company with respect to such shares, including the right to vote or direct the voting or to receive any dividends that may be declared by the Company, until (i) the Participant actually has paid the purchase price for such shares and (ii) certificates for such shares have been issued either to the agent or to the Participant, both as provided in Section 10.

  12. Rights Not Transferable. A Participant's rights under this Plan are exercisable only by the Participant during his or her lifetime, and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer the same shall be null and void and without effect. The amounts credited to a Recordkeeping Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

  13. Administration of the Plan. This Plan shall be administered by the Committee, which is authorized to make such uniform rules as may be necessary to carry out its provisions. The Committee shall determine any questions arising in the administration, interpretation and application of this Plan, and all such determinations shall be conclusive and binding on all parties.

  14. Adjustment upon Changes in Capitalization. In the event of any change in the Common Stock of the Company by reason of stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and the like, the aggregate number and class of shares available under this Plan and the number, class and purchase price of shares available but not yet purchased under this Plan may be adjusted appropriately by the Committee.

  15. Amendment of Plan. The Board of Directors may at any time amend this Plan in any respect which shall not adversely affect the rights of Participants pursuant to shares previously acquired under the Plan, except that, without shareholder approval no amendment shall be made to (a) increase the number of shares reserved under this Plan or (b) change the designation of corporations whose employees may be eligible to participate in the Plan.

  16. Effective Date of Plan. This Plan shall be effective upon approval thereof by the shareholders of the Company. All rights of Participants in any offering hereunder shall terminate at the earlier of (i) the day that Participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase or (ii) at the discretion of the Board of Directors at any time following seven days' notice to Participants. Upon termination of this Plan, shares of Common Stock shall be issued to Participants in accordance with Section 10, and cash, if any, remaining in the Participants' Recordkeeping Accounts shall be refunded to them, as if the Plan were terminated at the end of a Purchase Period.

  17. Governmental Regulations and Listing. All rights granted or to be granted to Eligible Associates under this Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or transfer of the shares of Common Stock reserved for this Plan, including, without limitation, there being a current registration statement of the Company under the Securities Act of 1933, as amended, covering the shares of Common Stock purchasable on the last day of the Purchase Period applicable to such shares, and if such a registration statement shall not then be effective, the term of such Purchase Period shall be extended until the first business day after the effective date of such a registration statement, or post-effective amendment thereto. If applicable, all such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to a national securities exchange or a national market system, covering the shares of Common Stock under the Plan upon official notice of issuance.

  18. Miscellaneous.

    18.1. This Plan shall not be deemed to constitute a contract of employment between the Company and any Participant, nor shall it interfere with the right of the Company to terminate any Participant and treat him or her without regard to the effect which such treatment might have upon him or her under this Plan.

    18.2. Wherever appropriate as used herein, the masculine gender may be read as the feminine gender, the feminine gender may be read as the masculine gender, the singular may be read as the plural and the plural may be read as the singular.

    18.3. This Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.

                      [WILSONS THE LEATHER EXPERTS LOGO]


                           -- Please detach here --
--------------------------------------------------------------------------------

        The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.Election of directors:
              01 Lyle Berman         [_] Vote FOR all     [_]  Vote WITHHELD for
              02 Thomas J. Brosig        nominees (except      all nominees
              03 Gary L. Crittenden      as marked to the
              04 Morris Goldfarb         contrary below)
              05 Marvin W. Goldstein
              06 David L. Rogers
              07 Joel N. Waller

(Instructions: To withhold                    -----------------------------
authority to vote for any indicated
nominee, write the number(s) of the
nominee(s) in the box provided to             -----------------------------
the right.)


                                         [_]  For  [_]  Against   [_]  Abstain
2. Approval and adoption of the Wilsons
   The Leather Experts Inc. Employee
   Stock Purchase Plan.


                                         [_]  For  [_]  Against   [_]  Abstain
3. Ratification of the appointment of
   Arthur Andersen LLP as the
   independent public accountants of the
   Company for the fiscal year ending
   January 29, 2000.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH ITEM. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box [_]              Date ______________
Indicate changes below:

                                              ----------------------------


                                              ----------------------------


                                        Signature(s) in Box

                                        Please sign exactly as your name(s)
                                        appear(s) on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority.
                                        Corporations should provide the full
                                        name of corporation and title of
                                        authorized officer signing the Proxy.

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                      [WILSONS THE LEATHER EXPERTS LOGO]

                                ANNUAL MEETING

                             Tuesday, May 18, 1999
                       10:00 a.m. Central Daylight Time

                               The Northland Inn
                             7025 Northland Drive
                           Brooklyn Park, Minnesota


Wilsons The Leather Experts Inc.
7401 Boone Avenue North, Brooklyn Park, MN 55428                          Proxy

-------------------------------------------------------------------------------

         This Proxy is solicited on behalf of the Board of Directors.

By signing this proxy, you revoke all prior proxies and appoint Joel N. Waller and David L. Rogers, or either one of them, as Proxies, each with the power to appoint his substitute and to act without the other, and authorize each of them to represent and to vote, as designated herein, all shares of common stock of Wilsons The Leather Experts Inc. (the "Company") held of record by the undersigned on April 9, 1999, at the Annual Meeting of Shareholders of the Company to be held on May 18, 1999 or at any adjournment thereof.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2 and 3.

                     See reverse for voting instructions.